Filed pursuant to Rule 433

Registration No. 333-194090

Issuer Free Writing Prospectus dated February 22, 2016

Relating to Preliminary Prospectus Supplement dated February 22, 2016

PRICING TERM SHEET

Floating Rate Notes due February 21, 2018

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$1,000,000,000
Maturity Date:	February 21, 2018
Coupon:	Three-month LIBOR + 60 bps
Public Offering Price:	100.000% of the Principal Amount
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R AZ5 / US17275RAZ55
Trade Date:	February 22, 2016
Settlement Date**:	February 29, 2016 (T+5)
Interest Payment Dates:	February 21, May 21, August 21 and November 21, commencing on May 21, 2016
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
Senior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Co-Manager:	Mischler Financial Group, Inc.

1.400% Senior Notes due 2018

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$1,250,000,000
Maturity Date:	February 28, 2018
Coupon:	1.400%
Public Offering Price:	100.000% of the Principal Amount
Benchmark Treasury:	0.750% due January 31, 2018
Benchmark Treasury Price / Yield:	100-00 / 0.750%
Spread to Benchmark Treasury:	+ 65 bps
Yield to Maturity:	1.400%

Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BA9 / US17275RBA95
Trade Date:	February 22, 2016
Settlement Date**:	February 29, 2016 (T+5)
Interest Payment Dates:	February 28 and August 28 commencing on August 28, 2016
Make-Whole:	T+ 10 bps
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
Senior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Co-Manager:	Mischler Financial Group, Inc.

1.600% Senior Notes due 2019

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$1,000,000,000
Maturity Date:	February 28, 2019
Coupon:	1.600%
Public Offering Price:	99.971% of the Principal Amount
Benchmark Treasury:	0.750% due February 15, 2019
Benchmark Treasury Price / Yield:	99-17 / 0.910%
Spread to Benchmark Treasury:	+ 70 bps
Yield to Maturity:	1.610%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BB7 / US17275RBB78
Trade Date:	February 22, 2016
Settlement Date**:	February 29, 2016 (T+5)
Interest Payment Dates:	February 28 and August 28, commencing on August 28, 2016
Make-Whole:	T+ 12.5 bps
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
Senior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Co-Manager:	Mischler Financial Group, Inc.

2.200% Senior Notes due 2021

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$2,500,000,000
Maturity Date:	February 28, 2021
Coupon:	2.200%
Public Offering Price:	99.808% of the Principal Amount
Benchmark Treasury:	1.375% due January 31, 2021
Benchmark Treasury Price / Yield:	100-20+ / 1.241%
Spread to Benchmark Treasury:	+ 100 bps
Yield to Maturity:	2.241%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BD3 / US17275RBD35
Trade Date:	February 22, 2016
Settlement Date**:	February 29, 2016 (T+5)
Interest Payment Dates:	February 28 and August 28, commencing on August 28, 2016
Make-Whole:	T+ 15 bps
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
Senior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Co-Manager:	Mischler Financial Group, Inc.

2.600% Senior Notes due 2023

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$500,000,000
Maturity Date:	February 28, 2023
Coupon:	2.600%
Public Offering Price:	99.836% of the Principal Amount
Benchmark Treasury:	1.750% due January 31, 2023
Benchmark Treasury Price / Yield:	101-15 / 1.526%
Spread to Benchmark Treasury:	+ 110 bps
Yield to Maturity:	2.626%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275R BE1 / US17275RBE18
Trade Date:	February 22, 2016
Settlement Date**:	February 29, 2016 (T+5)
Interest Payment Dates:	February 28 and August 28, commencing on August 28, 2016
Make-Whole:	T+ 20 bps

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
Senior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Co-Manager:	Mischler Financial Group, Inc.

2.950% Senior Notes due 2026

Issuer:	Cisco Systems, Inc.
Ticker:	CSCO
Expected Ratings (Moody’s / S&P)*:	A1/AA-
Security Type:	SEC Registered
Principal Amount:	$750,000,000
Maturity Date:	February 28, 2026
Coupon:	2.950%
Public Offering Price:	99.924% of the Principal Amount
Benchmark Treasury:	1.625% due February 15, 2026
Benchmark Treasury Price / Yield:	98-25 / 1.759%
Spread to Benchmark Treasury:	+ 120 bps
Yield to Maturity:	2.959%
Denominations:	$2,000 and any multiple of $1,000 above that amount
CUSIP/ISIN:	17275RBC5 / US17275RBC51
Trade Date:	February 22, 2016
Settlement Date**:	February 29, 2016 (T+5)
Interest Payment Dates:	February 28 and August 28, commencing on August 28, 2016
Make-Whole:	T+ 25 bps
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
Senior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Co-Manager:	Mischler Financial Group, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Barclays Capital Inc. toll free at 1-888-603-5847, (ii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, and (v) Wells Fargo Securities, LLC toll free at 1-800-645-3751.